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    As filed with the Securities and Exchange Commission on February 1, 2002
                                                  - Registration No. 34-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                SECURITIES PURSUANT TO SECTION 12(B=b) OR 12(g) OF
                            THE SECURITES ACT OF 1934

                            CARCORP USA CORPORATION
                 (Name of Small Business Issuer in its Charter)

               DELAWARE                                    26-0003788
       (State of jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                   Identification Number)

                                2600 NW 55 COURT
                                    SUITE 234
                         FORT LAUDERDALE, FLORIDA 33309
                                 (888) 735-5557
          (Address and telephone number of principal executive offices and principal place of business)

       Securities to be registered pursuant to Section 12 (b) of the Act:

TITLE OF EACH CLASS                            NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                            EACH CLASS IS TO BE REGISTERED

Common stock, $0.001 par value                 Over-the-Counter Bulletin Board

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Securities Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Securities Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

  Securities Act registration statement file number to which this form relates:

                                    333-73286

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                               (Title of Classes)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The securities to be registered are shares of Common Stock, par value $.001 per share ("Common Stock"), of CarCorp USA Corporation ("Registrant"). A description of the Common Stock is set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-73286, as amended, which has been filed by the Registrant with the Securities and Exchange Commission ("Commission"), and will be included in a form of prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933. Such prospectus and description is incorporated by reference herein.

ITEM 2.  EXHIBITS.

1.1 Registrant's Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Registration No. 333-73286), filed with the Commission on November 13, 2001.

1.2 Amendment No. 1 to Registrant's Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Registration No. 333-73286), filed with the Commission on January 10, 2002.

1.3 Amendment No. 2 to Registrant's Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Registration No. 333-73286), filed with the Commission on January 28, 2002.

1.4 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1of the Registrant's Registration Statement on Form SB-2 (Registration No. 333-73286)), filed with the Commission on November 13, 2001.

1.5 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form SB-2 (Registration No. 333-73286)), filed with the Commission on November 13, 2001.

1.6 Opinion of Registrant's counsel (incorporated by reference to Exhibit 5.1of the Registrant's Registration Statement on Form SB-2 (Registration No. 333-73286)), filed with the Commission on November 13, 2001.

1.7 Share Exchange Agreement dated January 26, 2001 (incorporated by reference to Exhibit 10.1of the Registrant's Registration Statement on Form SB-2 (Registration No. 333-73286)), filed with the Commission on November 13, 2001.

1.8 Amendment to Share Exchange Agreement dated November 8, 2001 (incorporated by reference to Exhibit 10.2of the Registrant's Registration Statement on Form SB-2 (Registration No. 333-73286)), filed with the Commission on November 13, 2001.

1.9 Commercial Lease Agreement dated February 1, 2000 (incorporated by reference to Exhibit 10.3 of the Registrant's Registration Statement on Form SB-2 (Registration No. 333-73286)), filed with the Commission on January 10, 2002.

                                       2


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1.10     Loan and Security Agreement between European American Bank and
         Registrant dated June 1, 2000 (incorporated by reference to Exhibit
         10.4 of the Registrant's Registration Statement on Form SB-2 (Registration No. 333-73286)), filed with the Commission on January 10, 2002.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 CARCORP USA CORPORATION

                                                 /s/ Michael J. DeMeo
                                                 ---------------------------
                                                 Michael J. DeMeo
                                                 Chairman, President and
                                                 Chief Executive Officer

         Dated:  February 1, 2002